Exhibit 10.96

TRANSITION SERVICES AGREEMENT

by and among

BROADVOXGO!, LLC & CYPRESS COMMUNICATIONS, LLC

(“SELLERS”)

and

FUSION BVX LLC, F/K/A FUSION BROADVOX ACQUISTION CORP. AND FUSION TELECOMMUNICATIONS INTERNATIONAL, INC.

(“BUYERS”)

dated as of

December 31, 2013

A.TABLE OF CONTENTS

ARTICLE I SERVICES

Section 1.01 Provision of Services.

Section 1.02 Standard of Service.

Section 1.03 Third-Party Service Providers.

Section 1.04 Access to Premises.

ARTICLE II COMPENSATION

Section 2.01 Responsibility for Wages and Fees.

Section 2.02 Terms of Payment and Related Matters.

Section 2.03 Extension of Services.

Section 2.04 Terminated Services.

Section 2.05 Invoice Disputes.

Section 2.06 No Right of Setoff.

Section 2.07 Taxes.

ARTICLE III TERMINATION

Section 3.01 Termination of Agreement.

Section 3.02 Breach. 6

Section 3.03 Insolvency.

Section 3.04 Effect of Termination.

Section 3.05 Force Majeure.

ARTICLE IV CONFIDENTIALITY

Section 4.01Confidentiality.

ARTICLE V LIMITATION OF LIABILITY

Section 5.01 Limitation on Liability.

ARTICLE VI MISCELLANEOUS

Section 6.01 Notices.

Section 6.02 Headings.

Section 6.03 Severability.

Section 6.04 Entire Agreement.

Section 6.05 Successors and Assigns.

Section 6.06 No Third-Party Beneficiaries.

Section 6.07 Amendment and Modification; Waiver.

Section 6.08 Governing Law; Submission to Jurisdiction.

Section 6.09 Waiver of Jury Trial.

Section 6.10 Counterparts.

TRANSITION SERVICES AGREEMENT

This Transition Services Agreement, dated as of December 31, 2013 (this "Agreement"), is entered into by and among BroadvoxGo!, LLC, a Delaware limited liability company (“Broadvox”) and Cypress Communications, LLC, a Delaware limited liability company, ("Cypress" and collectively with Broadvox, “Sellers”), and Fusion Telecommunications International, Inc., a  Delaware corporation (“Fusion”) and Fusion BVX LLC, f/k/a Fusion Broadvox Acquisition Corp., a Delaware limited liability company ("FBVX" and collectively with Fusion, “Buyers”).

RECITALS

 WHEREAS, Buyers and Sellers have entered into that certain Asset Purchase and Sale Agreement, dated as of August 30, 2013 (the "Purchase Agreement"), pursuant to which Sellers have agreed to sell to Buyers, and Buyers have agreed to purchase from Sellers, substantially all the assets, and certain specified liabilities, of the Business (as such term is defined in the Purchase Agreement), all as more fully described therein;

 WHEREAS, in order to, among other things, ensure an orderly transition of the Business to Buyers and as a condition to consummating the transactions contemplated by the Purchase Agreement, Buyers and Sellers have agreed to enter into this Agreement, pursuant to which, among other things, Sellers will provide, or cause its Affiliates to provide, Buyers with certain services, in each case on a transitional basis and subject to the terms and conditions set forth herein; and

 WHEREAS, capitalized terms used herein and not otherwise defined shall have the meaning ascribed to such terms in the Purchase Agreement.

 NOW, THEREFORE, in consideration of the mutual agreements and covenants hereinafter set forth, Buyers and Sellers hereby agree as follows:

ARTICLE I.
SERVICES

Section 1.01 Provision of Services.

(a) The party providing any services (the “Providing Party”) agrees to use commercially reasonable efforts to provide, or to cause its Affiliates to provide, the services (the "Services") set forth on the exhibits attached hereto (as such exhibits may be amended or supplemented pursuant to the terms of this Agreement, collectively, the "Service Exhibits") to the party receiving the Services (the “Receiving Party”) for the respective periods and on the other terms and conditions set forth in this Agreement and in the respective Service Exhibits. As used throughout this Agreement and the Service Exhibits when describing the rights and obligations of the Providing Parties, the “Providing Parties” shall include the Providing Parties and their Affiliates.

(b) Notwithstanding the contents of the Service Exhibits, the Providing Parties agree to respond in good faith to any reasonable request by the Receiving Parties for access to any additional services that are necessary for the operation of the Business and which are not currently contemplated in the Service Exhibits, at a price to be agreed upon after good faith negotiations between the parties. Unless otherwise agreed to by the Receiving Parties and the Providing Parties, any such additional services so provided by the Providing Parties shall constitute Services under this Agreement and be subject in all respect to the provisions of this Agreement as if fully set forth on a Service Exhibit as of the date hereof.

(c) The parties hereto acknowledge the transitional nature of the Services. Accordingly, as promptly as practicable following the execution of this Agreement, the Receiving Parties agree to use best reasonable efforts to make a transition of each Service to its own internal organization or to obtain alternate third-party sources to provide the Services so that the Services are transitioned no later than the respective expiration dates in the Service Exhibits.

(d) In the event and to the extent that there is an inconsistency between the terms of the Agreement and the Service Exhibits, the Service Exhibits shall govern. In the event and to the extent that there is a conflict between the provisions of this Agreement and the provisions of the Purchase Agreement as it relates to the Services hereunder, the provisions of this Agreement shall control.

(e) The Receiving Parties agree that its use of the Providing Parties’ network and/or assets shall be governed by the Broadvox Acceptable Use Policy, a copy of which is located at www.broadvox.com/terms and incorporated herein by reference.

Section 1.02 Disclaimer of Warranties. Except as expressly set forth in any contract entered into hereunder, including in any Service Exhibit or attachment thereto, each party provides the Services on an as-is and where-is basis, using commercially reasonable efforts, and makes no representations and warranties of any kind, implied or expressed, with respect to the Services, including, without limitation, no warranties of merchantability or fitness for a particular purpose, which are specifically disclaimed. The Receiving Parties acknowledge and agree that this Agreement does not create a fiduciary relationship, partnership, joint venture or relationships of trust or agency between the parties and that all Services are provided by the Providing Parties as independent contractors. To further clarify the foregoing, wherever this Agreement or any exhibit states that the Providing Parties shall provide a particular service or function, or perform or fulfill a particular obligation, or make something available, the Providing Parties shall do so using commercially reasonable efforts, and shall neither guarantee nor insure any particular result.

Section 1.03 Third-Party Service Providers. It is understood and agreed that the Providing Parties have been retaining, and will continue to retain, third-party service providers to provide some of the Services to the Receiving Parties. In addition, the Providing Parties shall have the right to hire other third-party subcontractors to provide all or part of any Service hereunder. The Providing Parties shall in all cases retain responsibility for the provision to the Receiving Parties of Services to be performed by any third-party service provider or subcontractor or by the Receiving Party’s Affiliates. Notwithstanding the foregoing, (a) in all cases where a party changes its then-current practice from either (i) providing a service itself to providing it by a third party, or (ii) providing it by one third party to another third party, it shall promptly notify the other party of such change, and (b) the Providing Parties will disallow the new or continued Services of any of the Providing Parties of its third-party subcontractors upon a showing of reasonable cause and no undue hardship to the Providing  Parties.

Section 1.04 Access to Premises. In order to enable the provision of the Services by the Providing Parties, the Receiving Parties agree that they shall provide to the Providing Parties and each of their Affiliates' employees and any third-party service providers or subcontractors who provide Services, at no cost to the Providing Parties, access to the facilities, assets and books and records of the Business, in all cases only to the extent necessary for the Providing Parties to fulfill each of its obligations under this Agreement. All third-party subcontractors shall at all times be under the direct supervision of a supervisory-level employee of the Providing Parties. The Providing Parties’ access to facilities of the Business shall at all times be subject to the approval and direction of the senior executive officer of the Receiving Parties then present at the facilities.

Section 1.05 Buyer End of Term Options. Notwithstanding anything contained herein to the contrary, in the event a Service Exhibit is silent as to the Term and/or Fees applicable to a specific Service, the Term shall be three (3) months after which, assuming the Providing Parties are no longer using the Service for their own purposes, the Receiving Parties shall elect to either (a) completely assume responsibility for providing the Service, including any and all costs associated therewith; or (b) completely transition off of the Service.

ARTICLE II.

COMPENSATION

Section 2.01 Responsibility for Wages and Fees. For such time as any employees of the Providing Parties or any of each of their Affiliates are providing the Services to the Receiving Parties under this Agreement, (a) such employees will remain employees of the Providing Parties or such Affiliates, as applicable, and shall not be deemed to be employees of the Receiving Parties for any purpose, (b) the Providing Parties or such Affiliates, as applicable, shall be solely responsible for the payment and provision of all wages, bonuses and commissions, employee benefits, including severance and worker's compensation, and the withholding and payment of applicable Taxes relating to such employment, and (c) the Providing Parties shall retain the sole and exclusive right to manage said employees, including but not limited to the ability and right to hire, terminate, promote, demote and/or discipline said employees.

Section 2.02 Terms of Payment and Related Matters.

(a) As consideration for provision of the Services, the Receiving Parties shall pay the Providing Parties the amount specified for each Service on such Service's respective Service Exhibit. For any costs incurred for services that are not already set forth in any Service Exhibit (e.g., remote hands for services provisioned for Fusion at a colocation facility), in the event that the Providing Parties or any of their Affiliates incur pre-approved (where possible) reasonable and documented expenses in the provision of any Service, including, without limitation payments to third-party service providers or subcontractors (such included expenses, collectively, "Additional Costs"), the Receiving Parties then shall reimburse the Providing Parties for all such Additional Costs in accordance with the invoicing procedures set forth in Section 2.02(b).

(b) As more fully provided in the Service Exhibits and subject to the terms and conditions therein:

(i) the Providing Parties shall provide the Receiving Parties, in accordance with Section 6.01 of this Agreement, with monthly invoices on the first of each month ("Invoices"), which shall set forth in reasonable detail, for each service covered by a Service Exhibit, with such supporting documentation as the Receiving Parties may reasonably request with respect to Out-of-Pocket Costs, amounts payable under this Agreement; and

(ii) payments pursuant to this Agreement shall be made within fifteen (15) business days after the date of receipt of an Invoice by the Receiving Parties from the Providing Parties.

(c) The Providing Parties reserve the right to charge interest on any amount not paid by the Receiving Parties by the due dates set forth herein that is not being contested by the Receiving Parties in good faith at a rate of one and one-half percent per month, or the maximum amount allowed by law, whichever is greater. Such interest shall accrue from the original Invoice due date through the date payment is made.

Section 2.03 Extension of Services. The parties agree that the Providing Parties shall not be obligated to perform any Service after the applicable End Date; provided, however, that if the Receiving Parties desire and the Providing Parties agree to continue to perform any of the Services after the applicable End Date, the parties shall negotiate in good faith to determine an amount that compensates the Providing Parties for all of its costs for such performance, including the time of its employees and its Additional Costs. The Services so performed by the Providing Parties after the applicable End Date shall continue to constitute Services under this Agreement and be subject in all respects to the provisions of this Agreement for the duration of the agreed-upon extension period.

Section 2.04 Terminated Services. Upon termination or expiration of any or all Services pursuant to this Agreement, or upon the termination of this Agreement in its entirety, the Providing Parties shall have no further obligation to provide the applicable terminated Services and the Receiving Parties will have no obligation to pay any future compensation or out-of-pocket costs relating to such Services (other than for or in respect of Services already provided in accordance with the terms of this Agreement and received by Buyer prior to such termination), or Services provided by the Providing Parties at the Receiving Parties’ request after such termination.

Section 2.05 Invoice Disputes. In the event of an invoice dispute, the Receiving Parties shall deliver a written statement to the Providing Parties no later than sixty (60) days of the Receiving Parties’ receipt of a complete Invoice listing all disputed items and providing a reasonably detailed description of each disputed item. Amounts not so disputed shall be deemed accepted and shall be paid, notwithstanding disputes on other items, within the period set forth in Section 2.02(b). The parties shall seek to resolve all such disputes expeditiously and in good faith and agree to do so in accordance with Section 10.8 of the Purchase Agreement. All undisputed portions of invoices shall be paid notwithstanding any dispute.

Section 2.06 No Right of Setoff. Each of the parties hereby acknowledges that it shall have no right under this Agreement to offset any amounts owed (or to become due and owing) to the other party, whether under this Agreement, the Purchase Agreement or otherwise, against any other amount owed (or to become due and owing) to it by the other party.

Section 2.07 Taxes. The Receiving Parties shall be responsible for all sales or use Taxes imposed or assessed as a result of the provision of Services by the Providing Parties.

ARTICLE III.TERMINATION

Section 3.01 Termination of Agreement. Subject to Section 3.04, this Agreement shall terminate in its entirety (i) on the date upon which the Providing Parties shall have no continuing obligation to perform any Services as a result of each of their expiration or termination in accordance with Section 3.02 or (ii) in accordance with Section 3.03.

Section 3.02 Breach. Except as otherwise set forth in a Service Exhibit, any party (the "Non-Breaching Party") may terminate this Agreement with respect to any Service, in whole but not in part, at any time upon prior written notice to the other party (the "Breaching Party") if the Breaching Party has failed (other than pursuant to Section 3.05) to perform any of its material obligations under this Agreement relating to such Service, and such failure shall have continued without cure for a period of thirty (30) days (ten (10) days for non-payment by the Receiving Parties, provided that the Receiving Parties shall not be entitled to cure a non-payment breach more than twice in any six month period) after receipt by the Breaching Party of a written notice of such failure from the Non-Breaching Party seeking to terminate such service. For the avoidance of doubt, non-payment by the Receiving Parties for a Service provided by the Providing Parties in accordance with this Agreement and not the subject of a good-faith dispute shall be deemed a breach for purposes of this Section 3.02.

Section 3.03 Insolvency. In the event that either party hereto shall (i) file a petition in bankruptcy, (ii) become or be declared insolvent, or become the subject of any proceedings (not dismissed within sixty (60) days) related to its liquidation, insolvency or the appointment of a receiver, (iii) make an assignment on behalf of all or substantially all of its creditors, or (iv) take any corporate action for its winding up or dissolution, then the other party shall have the right to terminate this Agreement by providing written notice in accordance with Section 6.01.

Section 3.04 Effect of Termination. Upon termination of this Agreement in its entirety pursuant to Section 3.01, all obligations of the parties hereto shall terminate, except for the provisions of Section 2.04, Section 2.06, Section 2.07, Article IV, Article V and Article VI, which shall survive any termination or expiration of this Agreement.

Section 3.05 Force Majeure. The obligations of the Providing Parties under this Agreement with respect to any Service shall be suspended during the period and to the extent that the Providing Parties are prevented or hindered from providing such Service, or the Receiving Parties are prevented or hindered from receiving such Service, due to any of the following causes beyond such party's reasonable control (such causes, "Force Majeure Events"): (i) acts of God, (ii) flood, fire or explosion, (iii) war, invasion, riot or other civil unrest, (iv) Governmental Order or Law, (v) actions, embargoes or blockades in effect on or after the date of this Agreement, (vi) action by any Governmental Entity, (vii) national or regional emergency, (viii) strikes, labor stoppages or slowdowns or other industrial disturbances, (ix) shortage of adequate power or transportation facilities, or (x) any other similar event which is beyond the reasonable control of such party. The party suffering a Force Majeure Event shall give notice of suspension as soon as reasonably practicable to the other party stating the date and extent of such suspension and the cause thereof, and the Providing Parties shall resume the performance of each of its obligations as soon as reasonably practicable after the removal of the cause. Neither the Receiving Parties nor the Providing Parties shall be liable for the nonperformance or delay in performance of its respective obligations under this Agreement when such failure is due to a Force Majeure Event. The applicable End Date for any Service so suspended shall be automatically extended for a period of time equal to the time lost by reason of the suspension.

ARTICLE IV.

CONFIDENTIALITY

Section 4.01            Confidentiality.

(a) During the term of this Agreement and thereafter, the parties hereto shall, and shall instruct, and take reasonable precautions to ensure that, they and their respective officers, directors, managers, members, shareholders, employees, agents, third-party contractors and other representatives (collectively, “Representatives”) to, maintain in confidence and not disclose the other party's financial, technical, sales, marketing, development, personnel, and other information, records, or data, including, without limitation, customer lists, supplier lists, trade secrets, designs, product formulations, product specifications or any other proprietary or confidential information, however recorded or preserved, whether written or oral (any such information, "Confidential Information"). This Agreement and all exhibits and annexes attached hereto, and the parties’ non-public performance thereof, shall be deemed Confidential Information. Each party hereto shall use the same degree of care, but no less than reasonable care, to protect the other party's Confidential Information as it uses to protect its own Confidential Information of like nature. Unless otherwise authorized in any other agreement between the parties, any party receiving any Confidential Information of the other party (the "Receiving Party") may use Confidential Information only for the purposes of fulfilling its obligations under this Agreement (the "Permitted Purpose"). Any Receiving Party may disclose such Confidential Information only to its Representatives who have a need to know such information for the Permitted Purpose and who have been advised of the terms of this Section 4.01 and the Receiving Party shall be liable for any breach of these confidentiality provisions by such Persons; provided, however, that any Receiving Party may disclose such Confidential Information to the extent such Confidential Information is required to be disclosed by an order issued by, or a rule or regulation of, a Governmental Entity (“Governmental Order”), and, in the case of an order issued by a Governmental Entity, the Receiving Party shall promptly notify, to the extent possible, the disclosing party (the "Disclosing Party"), and take reasonable steps to assist in contesting such Governmental Order or in protecting the Disclosing Party's rights prior to disclosure, and in which case the Receiving Party shall only disclose such Confidential Information that it is advised by its counsel in writing that it is legally bound to disclose under such Governmental Order.

(b) Notwithstanding the foregoing, "Confidential Information" shall not include any information that the Receiving Party can demonstrate: (i) was publicly known at the time of disclosure to it, or has become publicly known through no act of the Receiving Party or its Representatives in breach of this Section 4.01; (ii) was rightfully received from a third party without a duty of confidentiality; or (iii) was developed by it independently without any reliance on the Confidential Information.

(c) Within five (5) days written demand by the Disclosing Party at any time, or upon expiration or termination of this Agreement with respect to any Service, the Receiving Party agrees promptly to return or destroy, at the Disclosing Party's option, all Confidential Information. If such Confidential Information is destroyed, an authorized officer of the Receiving Party shall certify to such destruction in writing.

ARTICLE V.

LIMITATION OF LIABILITY; INDEMNIFICATION

Section 5.01 Limitation on Liability. In no event shall the Providing Parties have any liability under any provision of this Agreement for any punitive, incidental, consequential, special or indirect damages, including loss of future revenue or income, loss of business reputation or opportunity relating to the breach or alleged breach of this Agreement, or diminution of value or any damages based on any type of multiple, whether based on statute, contract, tort or otherwise, and whether or not arising from the other party's sole, joint, or concurrent negligence, strict liability, criminal liability or other fault; except insofar as liability is predicated on the Providing Parties’ gross negligence or willful misconduct. The Receiving Parties acknowledge that the Services to be provided to it hereunder are subject to, and that its remedies under this Agreement are limited by, the applicable provisions of Section 1.02, including the limitations on representations and warranties with respect to the Services. In no event shall the Providing Parties’ aggregate liability for direct damages to the Receiving Party that arise out of or are related to this Agreement, whether arising out of or related to breach of contract, tort (including negligence) or otherwise, exceed $25,000; except insofar as liability is predicated on the Providing Parties’ gross negligence or willful misconduct.

ARTICLE VI.

MISCELLANEOUS

Section 6.01 Notices. All Invoices, notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given: (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient; or (d) on the third (3rd) day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 6.02):

(a)	if to Broadvox:

BroadvoxGo!, LLC
75 Erieview Plaza, Suite 400
Cleveland, OH 44114
Facsimile:  (216) 373-4812
E-mail:   atemnorod@broadvox.com
Attention:  Andre Temnorod, CEO
with a copy to:

Alex Gertsburg, Esq.
                      36 South Franklin St.
Chagrin Falls, OH 44022
Facsimile:  (216) 373-4812
E-mail:  ag@gertsburglaw.com
Attention:  Alex Gertsburg, Esq.

(b)	if to Cypress:

Cypress Communications, LLC
75 Erieview Plaza, Suite 400
Cleveland, OH 44114
Facsimile:                 (216) 373-4652
E-mail:                      eblumin@broadvox.com
Attention:                Eugene Blumin, COO

with a copy to:

Alex Gertsburg, Esq.
36 South Franklin St.
Chagrin Falls, OH 44022
Facsimile:                 (216) 373-4812
E-mail:                      ag@gertsburg.com
Attention:                Alex Gertsburg, Esq.

(c)	if to Fusion

Fusion Telecommunications International, Inc.
420 Lexington Avenue, Suite 1718
New York, NY 10170
Facsimile:                 (212) 972-7884
E-mail:                      dhutchins@fusiontel.com
Attention:                Don Hutchins, President

with a copy to:

Steven I. Weinberger, P.A.
1200 N. Federal Highway, Suite 200
Boca Raton, FL 33432
Facsimile:                      (888) 825-6417
E-mail:                            steve@southfloridacorporatelaw.com
Attention:                      Steven Weinberger, Esq.

(d)	if to FBVX:

Fusion BVX, LLC
420 Lexington Avenue, Suite 1718
New York, NY 10170
Facsimile:  (212) 972-7884
E-mail:  dhutchins@fusiontel.com
Attention:  Don Hutchins, President

with a copy to:

                      Steven I. Weinberger, P.A.
                      1200 N. Federal Highway, Suite 200
Boca Raton, FL 33432
Facsimile:  (888) 825-6417
E-mail:  steve@southfloridacorporatelaw.com
Attention:  Steven Weinberger, Esq.

Section 6.02 Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

Section 6.03 Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

Section 6.04 Entire Agreement. This Agreement, including all Service Exhibits, constitutes the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein and supersedes all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter.

Section 6.05 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Subject to the following sentence, neither party may assign its rights or obligations hereunder without the prior written consent of the other party, which consent shall not be unreasonably withheld, conditioned or delayed. Notwithstanding the foregoing sentence, either party may, without the prior written consent of the other party, assign all or any portion of its rights or obligations hereunder to any of its Affiliates that participate in the operation of the Business or the provision of services thereto, as the case may be; provided, that in the case of the Receiving Parties’ Affiliates, such Affiliate shall receive such Services from the Providing Parties in the same place and manner as described in the respective Service Exhibit as the Receiving Parties would have received such Service. Other than where consent is granted or deemed granted under this Section 6.05, no assignment shall relieve the assigning party of any of its obligations hereunder.

Section 6.06 No Third-Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Agreement.

Section 6.07 Amendment and Modification; Waiver. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each party hereto. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

Section 6.08 Dispute Resolution; Governing Law; Submission to Jurisdiction.

(a) On or before the Closing Date, the Providing Parties will provide to the Receiving Parties a written escalation contact list and associated escalation procedures (together, the “Escalation Procedures”). The Escalation Procedures will be designed to allow the rapid escalation and resolution of any “Service Affecting Issue” (as hereinafter defined) experienced by the Receiving Parties in their use (or their customers’ use) of the network and services provided hereunder, and the Providing Parties will utilize reasonable commercial efforts to assure the resolution of any Service Affecting Issue within a period of twelve (12) hours (the “Escalation Period”) or less from the time such Service Affecting Issue is reported by the Receiving Parties to the Providing Parties. In the event that any Service Affecting Issue is not resolved to the reasonable satisfaction of the Providing Parties within the Escalation Period, then the Receiving Parties may immediately resort to any equitable remedies to which they are entitled under Delaware law as described in Section 6.08(c), without regard to the provisions of Section 6.08(b). For the purposes of this Section 6.08, a Service Affecting Issue will be defined as a degradation of the service(s) provided by the Providing Parties to the Receiving Parties that results in (i) a network outage affecting at one time five percent (5%) or more of the Providing Parties’ network facilities used by the Receiving Parties, (ii) multiple customer outages affecting at one time five percent (5%) or more of the Receiving Parties’ customers, or (iii) any other outage condition or significant degradation of service affecting at one time five percent (5%) or more of the Receiving Parties’ customers and rendering the service delivered to those customers commercially unusable.

(b) Dispute Resolution.                                           If at any time there is a dispute between the parties regarding this Agreement and performance hereunder, and such dispute cannot be resolved pursuant to Subsection (a) above, the parties agree that they will within ten (10) days following receipt of written notice of a dispute, engage in face-to-face negotiations in an attempt to resolve the dispute and shall, upon failing to negotiate a resolution, choose a mutually agreeable third party neutral, who shall mediate the dispute between the parties. Mediation shall be non-binding and shall be confidential. The parties shall refrain from court and arbitration proceedings during the mediation process insofar as they can do so without prejudicing their legal rights. The parties shall participate in good faith in accordance with the recommendations of the mediator and shall follow the procedures for mediation as suggested by the mediator. All expenses of mediation except expenses of the individual parties, shall be shared equally by the parties. Each party shall be represented in the mediation by a person with authority to settle the dispute. If the parties are unable to resolve the dispute in good faith within six (6) months of the date of the initial demand by either party for such fact finding shall be finally determined in accordance with the procedures set forth in Section 6.09(c) below.

(c) Governing Law; Jurisdiction.                                                      This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of Laws of any jurisdiction other than those of the State of Delaware. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in the federal courts of the United States of America or the courts of the State of Delaware in each case located in the city of Wilmington and county of New Castle and each party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding. Service of process, summons, notice or other document by mail to such party's address set forth herein shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or any proceeding in such courts and irrevocably waive and agree not to plead or claim in any such court that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Notwithstanding the foregoing, either party may seek equitable relief in any appropriate court of competent jurisdiction to enjoin violations or threatened violations, or compel specific performance of breaches or threatened breaches, of this Agreement for which there is no adequate remedy at law.

Section 6.09 Waiver of Jury Trial. Each party irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any legal action arising out of or relating to this agreement or the transactions contemplated hereby. Each party to this agreement certifies and acknowledges that (a) no representative of any other party has represented, expressly or otherwise, that such other party would not seek to enforce the foregoing waiver in the event of a legal action, (b) such party has considered the implications of this waiver, (c) such party makes this waiver voluntarily, and (d) such party has been induced to enter into this agreement by, among other things, the mutual waivers and certifications in this Section 6.09.

Section 6.10 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

BUYERS: Fusion Telecommunications International, Inc.
By /s/ Gordon Hutchins, Jr. Name: Gordon Hutchins, Jr. Title: President Fusion BVX LLC By /s/ Gordon Hutchins, Jr. Name: Gordon Hutchins, Jr. Title: President

SELLERS BroadvoxGo!, LLC
By /s/ Andre Temnorod Name: Andre Temnorod Title: CEO Cypress Communications, LLC By /s/ Eugene Blumin Name: Eugene Blumin Title: President

TRANSITION SERVICES AGREEMENT

INDEX TO EXHIBITS

Exhibit A – Referral Agent Services
Schedule 1 to Exhibit A
Referral Independent Contract Agreement
Referral Agreement Commissions for Non-Usage
Referral agreement Commissions for Usage

Exhibit B – Residual Commissioned Agent Service
Schedule 1 to Exhibit B
Sales Independent Contractor Agreement
Sales Agreement Exhibit B Attachment

Exhibit C – Master Service Agreement for Ongoing VoIP / Wholesale Services

Exhibit D – Field Installment Technician’s Services

Exhibit E – IT Consulting Services – Overseas Consultants

Exhibit F – Network Services / Agreements

Exhibit G – Finance and Accounting Systems
Schedule 1 to Exhibit G – Billing Services (IBS)
Schedule 2 to Exhibit G – Business Records / Shared Documents Services & Drives / Finance Working Files Services
Schedule 3 to Exhibit G – Cash and Collections Processing Services (MBoss)
Schedule 4 to Exhibit G – Customer Portal Services (COSMOS)
Schedule 5 to Exhibit G – Workflow / Customer Portal Services (Connexion, RT & Sugar)
Schedule 6 to Exhibit G – Razorsight, SAGE and FAS
Schedule 7 to Exhibit G – CDRs
Schedule 8 to Exhibit G – Payroll Processing for Transferred Employees

Exhibit H – Real Property / Office Facility Services

Exhibit I – Use of “Broadvox” Name

Exhibit J – Web Hosting Services

Exhibit K – E-Mail Services

Exhibit L – Network Monitoring (Monolith)

Exhibit M – IP Addresses

Exhibit N – License Agreements (Microsoft Licenses)

Exhibit O – Telephone Numbers

Exhibit P – DNS Names (broadvox.net subdomains)

Exhibit Q – Microsoft Active Directory (User Account Authentication)

Exhibit R – Fusion Broadsoft Services to Broadvox

Exhibit S – Provisioning of E911 Services

Exhibit T - Provision of Regulated Telecommunications Services and Agreement to Act as Billing Agent